                                                                   EXHIBIT 10.15

                               SUPPLY AGREEMENT

This Agreement is entered into effective as of the first day of July 1, 1998, between Endo Pharmaceuticals Inc., 223 Wilmington West Chester Pike, Chadds Ford, Pennsylvania ("Endo") and Mallinckrodt Chemical, Inc., with offices at 675 McDonnell Boulevard, St. Louis, Missouri ("Mallinckrodt").

1.   Term
     ----

The term of this Agreement shall be from April 1, 1998, through December 31, 2002. After such initial term, this Agreement shall be automatically renewed for additional terms of one year each, unless terminated by either party by giving the other written notice of termination at least ninety (90) days before the start of any such renewal term.

2.   Product
     -------

a) During the term hereof, Mallinckrodt agrees to sell to Endo and Endo agrees to purchase from Mallinckrodt, *** (PRODUCT) meeting specifications set forth on Exhibit "A" attached hereto and made a part hereof

b) During the term of this agreement, Mallinckrodt shall supply PRODUCT exclusively to Endo and shall not manufacture and/or use PRODUCT for itself or for any third party other than Endo. Endo hereby represents and warrants to Mallinckrodt that it is the sole and lawful assignee of all of the right and obligations of E.I. duPont de Nemours and Company ("duPont") under and pursuant to that certain letter agreement between duPont and Mallinckrodt, effective as of September 1, 1988, a copy of which is attached hereto as Exhibit B.

c) Pursuant to the terms of this Agreement, Endo shall purchase from Mallinckrodt Endo's requirements for the PRODUCT in accordance with the following schedule:

--------------------------------------------------------------------------------
    Year of Contract         Minimum % of Endo's Product Requirement for Oral
                             Dosage Product to be Purchased from Mallinckrodt
--------------------------------------------------------------------------------
           1-2                                    * * *
--------------------------------------------------------------------------------
            3                                     * * *
--------------------------------------------------------------------------------
            4+                                    * * *
--------------------------------------------------------------------------------

For purposes of the table set forth immediately above, the first "Year of Contract" shall be deemed to commence on the effective date hereof and to end on June 30, 1999.

3.     Manufacturing Standards
       -----------------------

a) Mallinckrodt will manufacture PRODUCT according to: (i) its "Standard Operating Procedures" and, (ii) FDA Guidelines and current Good Manufacturing Practices (cGMP) as applied to bulk pharmaceutical chemicals, as regulated and as defined by the U.S. Food and Drug Administration.



The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 of the Securities Act of 1933.

            REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

b) Mallinckrodt will manufacture PRODUCT in material compliance with its field DW for said PRODUCT and the specifications stated therein, as well as any other specifications mutually agreed to by both parties in writing. Mallinckrodt will notify Endo of any and all material changes in its production, testing or packaging procedures in the DMF documented process as required by FDA "Guidelines for Drug Master Files" Section VIIA.

4.   Price
     -----

a) The price for the PRODUCT will be ***. The price may be adjusted by Mallinckrodt via a pass-through of PRODUCT cost increases experienced by Mallinckrodt, effective July 1, 1999, and each July I thereafter, during the term of this Agreement, provided Mallinckrodt furnishes Endo back-up documentation for such cost pass-through price increases.

b) Mallinckrodt shall invoice Endo upon shipment for PRODUCT delivered hereunder. Endo shall make payment one hundred and twenty (120) days from Endo's receipt of Mallinckrodt's correct invoice for the initial shipment of three (3) lots and net thirty (30) days for all subsequent shipments.

5.   Shipment
     --------

Mallinckrodt shall ship PRODUCT in accordance with Endo's firm orders FOB destination. Once each calendar quarter Endo will provide to Mallinckrodt a forecast of its anticipated requirements of PRODUCT for the next succeeding four
(4) calendar quarters. The forecast for the first three (3) months is considered to contain firm orders by Endo for PRODUCT for the next calendar quarter ("binding forecast"). A firm order means Endo will receive and pay for the PRODUCT. The forecast for the next three quarters is non-binding and will be used by Mallinckrodt for production planning. Endo shall provide to Mallinckrodt its initial forecast covering the period through September 30, 1998, within 30 days of the date of this Agreement. Mallinckrodt agrees to supply to Endo PRODUCT up to one hundred and ten percent (110%) of the firm order quantities ordered by Endo in accordance with Endo's written purchase orders pursuant to the binding forecast. Mallinckrodt shall use all reasonable commercial efforts to satisfy any orders in excess of one hundred and ten percent (110%) of Endo's binding forecast.

6.   Warranties
     ----------

a) Endo and Mallinckrodt each accept responsibility for and warrant that they will comply with all federal, state, and local statutes, regulations, and governmental orders applicable to or related to their respective use, possession, handling, transportation, sale or disposal of PRODUCT.

b) Mallinckrodt warrants and represents to Endo that all PRODUCT sold and delivered to Endo under this Agreement shall meet the specifications set forth on Exhibit A attached hereto and shall be shipped to Endo within the time frames stipulated in the firm orders.

c) [THE WARRANTIES OF MALLiNcKRoDT SET FORTH SPECIFICALLY IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES AND/OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE. MALLINCKRODT EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE OTHER THAN USE IN PHARMACEUTICAL PREPARATIONS. IN NO EVENT SHALL MALLINCKRODT BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ENDO WHATSOEVER, INCLUDING WITHOUT LIMITATION, ANY LOSS OF PROFITS OR BUSINESS INTERRUPTION OF ENDO'S, EVEN IF ADVISED OF THE POSSIBILITY OF SAID DAMAGES.] Endo shall notify Mallinckrodt as soon as reasonably practical of any claim arising hereunder, whether for breach of warranty or otherwise.

7.   Force Majeure
     -------------

Either party shall be excused from non-performance or delay in performance, and the time of any performance will be extended to the extent reasonably necessary under the circumstances, to the extent that such nonperformance or delay in performance is caused by circumstances beyond the reasonable control of the party affected ("Force Majeure"). Without limitation, the term "force MaJeure" shall include severe raw materials shortages or promulgation of governmental regulations under the U.S. Federal Food, Drug, and Cosmetic Act or the U.S. Drug Enforcement Administration or actions by those agencies which make it impractical for Endo to use any PRODUCT or which make it impossible for Mallinckrodt to make or sell PRODUCT. The affected party shall promptly notify the other of the Force Majeure circumstances and their probable duration. If, in the sole reasonable opinion of Mallinckrodt, any new statute, regulation, or court order, or any change in any existing statute, regulation or court order shall result in an increase in the cost of supplying PRODUCT hereunder so as to make performance of this Agreement commercially impractical, then Mallinckrodt shall have the right to terminate this Agreement on sixty (60) days written notice without any liability therefor, provided that Mallinckrodt will be required to satisfy Endo's then current, firm orders for PRODUCT.

8.   Termination
     -----------

Either party shall have the right to terminate this Agreement effective upon sixty (60) days written notice to the other party in the event of a material breach hereof by the non-terminating party which has not been cured or is not curable within such sixty (60) day period, without the requirement that the terminating party provide additional notices. In addition, either party shall have the right immediately to terminate this Agreement if any law, regulation or court order is deemed to prohibit the performance by either party of any material obligation hereunder or in the event the other party files a petition for bankruptcy, reorganization, or protection under the Federal Bankruptcy Laws or any substantially similar legislation, has filed against it a petition under the Federal Bankruptcy Laws or any substantially similar legislation which petition is not dismissed within sixty (60) days after filing, appoints or has appointed a trustee or receiver with respect to its business or assets, makes any arrangement for the benefit of some or all of its creditors, violates the provisions of any obligation of confidentiality set forth herein or otherwise takes any action, which, in the reasonable judgment of the terminating party, amounts to an intent not to perform or to repudiate the terms hereof

9.   Entire Agreement, Amendment and Waiver
     --------------------------------------

The terms hereof represent the entire Agreement of the parties including, but not limited to, the subject matter hereof and supersedes all prior and/or contemporaneous agreements, conditions, usage of trade, or course of dealing between the parties with regard to the subject matter hereof. Any form of communication by either party purporting to modify, vary, explain, or supplement the terms of this Agreement, except as expressly provided for in this Agreement, shall be of no effect, unless in writing and signed by an authorized representative of each party. No waiver by either party with respect to any breach, default, or right shall be deemed to constitute a waiver of any other breach, default, or right, unless such waiver is in writing and signed by an authorized representative of the waiving party.

10.  Governing Law and Severability
     ------------------------------

This Agreement is deemed by the parties to be a Delaware contract and, accordingly, this Agreement shall be construed and enforced in accordance with Delaware law, without reference to its conflicts of laws and principles. If any provision of this Agreement, for any reason, shall be determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination shall not be deemed to cause any other provision of this Agreement to be invalid, illegal, or unenforceable. Thereafter, this Agreement shall be construed, enforced, and performed as if the provision or provisions so determined to be invalid, illegal, or unenforceable had not been contained herein.

11.  Adverse Information
     -------------------

Each party agrees to notify the other immediately by telephone (with written follow-up) of any inquiry, contact, or communication received from any governmental agency which relates to or impacts upon any of the PRODUCT or their components. In addition, each party will promptly notify the other in writing of any information it may obtain or learn of concerning any adverse experiences with any of the PRODUCT or their components.

12.  Confidentiality
     ---------------

Each party agrees to maintain in confidence all the express provisions of this Agreement, not to disclose it to any third party without the express written consent of the disclosing party, to be given or withheld in the absolute discretion of the disclosing party.

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first written above.

Endo and Mallinckrodt have entered into this Agreement this 1st day of July
1999.

ENDO PHARMACUETICALS

By: /s/ Pat Cunningham

Name: Pat Cunningham

Title: General Manager, Bulk Narcotics

Date:

6/17/98
Endo Supply Agreement Final

MALLINCKRODT CHEMICAL, INC.
By:
Name: Pat Cunningham
General Manner, Bulk Narcotics
Pharmaceutical Chemicals Division



Date: Legal Approval:

                                  EXHIBIT "A"
                            Product Specifications

                                    *  *  *

                      FIRST AMENDMENT TO SUPPLY AGREEMENT
                     BETWEEN ENDO PHARMACEUTICALS INC. AND
                          MALLINCKRODT CHEMICAL, INC.


This first amendment ("the Amendment") to the Supply Agreement (the "Agreement"), is effective as of the 16th day of December 1999 between Endo Pharmaceuticals Inc. ("Endo"), with its offices at 223 Wilmington West Chester Pike, Chadds Ford, Pennsylvania 19317 and Mallinckrodt Chemical, Inc. ("Mallinckrodt") with its offices at 675 McDonnell Boulevard, St. Louis, Missouri, 63134.

WHEREAS, Endo and Mallinckrodt entered into that certain Supply Agreement dated July 1, 1998 (the "Agreement"), whereby Mallinckrodt has been and continues to supply *** ("Product") to Endo as set forth therein; and

WHEREAS, Endo and Mallinckrodt desire to amend the Agreement as follows:

NOW, THEREFORE, the parties hereto agree as follows:

1. Unless set forth herein, the capitalized terms contained in this Amendment shall have the meanings set forth in the Agreement.

2.   Paragraph 1. Term, of the Agreement is hereby amended by deleting the words
                  ----
     "through December 31, 2002" and substituting the words "through June 30, 2004" in the first sentence.

3. All other terms and conditions of the Agreement remain unchanged and in effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.


ACCEPTED BY:


MALLINCKRODT CHEMICAL, INC.                       ENDO PHARMACEUTICALS, INC.


By: /s/ Pat Cunningham                               By: /s/ Osagie O. Imasogie
   -------------------------                         --------------------------
   Pat Cunningham                                    Osagie O. Imasogie
   General Manager                                   Senior Vice President
   Bulk Narcotics                                    Business Development

                                                     By: /s/ Carol A. Ammon
                                                     --------------------------
                                                     Carol A. Ammon

                                                     Date: May 8, 2000